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                                                                   EXHIBIT 10.13

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

      This Amendment (this "Amendment") is entered into as of March 1, 1999 by and among Tri-State Outdoor Media Group, Inc., a Kansas corporation (the "Borrower"), and The First National Bank of Chicago ("First Chicago"), individually and as agent (in such capacity, the "Agent").

                                    RECITALS

      _ The Borrower, First Chicago as the sole Lender (the "Lender") and the Agent are party to that certain Credit Agreement dated as of September 18, 1998 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

      _ The Borrower, the Lender and the Agent wish to amend the Credit Agreement on the terms and conditions set forth below.

      Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

            1. Article I of the Credit Agreement is hereby amended by deleting the definitions of the terms "Pro Forma Debt Service" and "Pro Forma Debt Service Coverage Ratio".

            2. Section 2.2.1 of the Credit Agreement is hereby amended by restating in its entirety the table set forth therein as follows:


                     "Payment Date      Amount

                     March 31, 1999     $1,000,000

                     June 30, 1999      $1,000,000

                     September 30, 1999 $1,000,000

                     March 31, 2000     $2,500,000

                     June 30, 2000      $2,500,000

                     Facility
                     Termination Date   $6,000,000"

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            3. Section 2.5.2 of the Credit Agreement is hereby amended by relettering paragraphs (a) and (b) thereof as paragraphs (b) and (c), respectively, and inserting a new paragraph (a) therein as follows:

                  "(a) The Aggregate Facility C Commitment shall be permanently reduced, ratably among the Lenders in proportion to their respective Facility C Commitments, on each of the Payment Dates set forth below to the amount set forth below opposite such Payment Date.


                                  Aggregate Facility C
                 Payment Date         Commitment

                 June 30, 1999        $3,000,000

                 September 30, 1999   $2,000,000"

            4. Section 6.1 of the Credit Agreement is hereby amended by restating in their entirety paragraphs (iii), (iv) and (v) thereof as follows:

                  "(iii) Within 45 days after the close of each of the first three fiscal quarters in each of its fiscal years, for Holdings and its Subsidiaries and for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter and a management summary, all certified by the chief financial officer of Holdings and the Borrower, respectively.

                  (iv) Together with the financial statements required under Sections 6.1(i) and (iii), a Compliance Certificate showing the calculations necessary to determine compliance with this Agreement; provided, however, that any such Compliance Certificate need not show calculations covered by Compliance Certificates previously furnished by the Borrower pursuant to Section 6.1(v).

                  (v) (a) within 35 days after the end of each month, other than any month on the last day of which a fiscal quarter ends, commencing with the month ending October 31, 1998 (x) for the Borrower and its Subsidiaries, a consolidated profit and loss statement and statement of cash flows for the period from the beginning of the then-current fiscal year to the end of such month, each certified by the Chief Financial Officer of the Borrower, and (y) a Compliance Certificate showing the calculations necessary to determine compliance with Section 6.19.4, and (b) within 15 days after the end of each month, commencing with the month ending February 28, 1999 (x) a statement of the Total Revenues of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then-current fiscal year to the end of such month, in each case broken down by division and certified by the Chief Financial Officer of the Borrower, and (y) a Compliance Certificate showing the calculations necessary to determine compliance with Section 6.19.2."

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            5. Section 6.15 of the Credit Agreement is hereby restated in its entirety as follows:

                  "6.15 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transactions, except
(a) one or more Sale and Leaseback Transactions the proceeds of which may not exceed $1,000,000 in the aggregate with Courtesy Leasing, Inc. entered into prior to October 31, 1998 and pursuant to which the Borrower is not obligated to make payments for one year from the dates thereof, and (b) a Sale and Leaseback Transaction the proceeds of which may not exceed $750,000 with Courtesy Leasing, Inc. entered into prior to April 30, 1999 and pursuant to which the Borrower is not obligated to make payments prior to October 1, 1999."

            6. Section 6.19.1 of the Credit Agreement is hereby amended by restating it in its entirety as follows:

                  "6.19.1 Total Leverage Ratio. The Borrower shall maintain, on a consolidated basis for itself and the Subsidiaries, as of the end of each fiscal quarter ending on a date set forth below, a Total Leverage Ratio not exceeding the ratio set forth opposite such date:


                                     Maximum
                          "Date       Ratio

                          3/31/00   7.00:1.00

                          6/30/00   6.75:1.00

                          9/30/00   6.50:1.00"

            7. Section 6.19.2 of the Credit Agreement is hereby amended by restating it in its entirety as follows:

                  "Total Revenues. The Borrower will maintain Total Revenues of the Borrower and its Subsidiaries (a) for each month in the calendar year 1999 set forth below, equal to or greater than 97% of the amount set forth below opposite such month, and (b) for each rolling three-month period ending on the last day of each month in the calendar year 1999 set forth below, commencing with the three-month period ending March 31, 1999, equal to or greater than 93% of the amount set forth below opposite such month.


                                                 Rolling
                                  Monthly      Three-month
                                   Total
                                  Revenues    Total Revenues

                      January    $2,027,000

                      February   $2,104,000

                      March      $2,176,000     $6,307,000

                      April      $2,202,000     $6,482,000

                      May        $2,238,000     $6,616,000

                      June       $2,310,000     $6,750,000

                      July       $2,310,000     $6,858,000

                      August     $2,340,000     $6,960,000

                      September  $2,334,000     $6,984,000

                      October    $2,354,000     $7,028,000

                      November   $2,384,000     $7,072,000

                      December   $2,321,000     $7,059,000


      For purposes of calculating compliance with the covenant set forth in this
Section 6.19.2, the Borrower may include the excess, if any, of Total Revenues for any month over the amount set forth above opposite such month in the "Monthly Total Revenues" column in the calculation of Total Revenues during the immediately succeeding three-month period."

            8. Section 6.19 of the Credit Agreement is hereby amended by adding a new Section 6.19.4 thereto as follows:

                  "Section 6.19.4 Net Operating Cash Flow. The Borrower will maintain Net Operating Cash Flow (a) for each month in the calendar year 1999 set forth below, equal to or greater than 98% of the amount set forth below opposite such month, and (b) for each rolling three-month period ending on the last day of each month in the calendar year 1999 set forth below, commencing with the three-month period ending March 31, 1999, equal to or greater than 95% of the amount set forth below opposite such month.


                              Monthly
                                            Rolling
                                Net       Three-month
                             Operating
                                         Net Operating
                             Cash Flow     Cash Flow

                  January    $ 977,000

                  February  $1,041,000

                  March      $ 898,000     $2,916,000

                  April     $1,120,000     $3,059,000

                  May       $1,149,000     $3,167,000

                  June      $1,007,000     $3,276,000

                  July      $1,206,000     $3,362,000

                  August    $1,230,000     $3,443,000

                  September $1,225,000     $3,661,000

                  October   $1,241,000     $3,696,000

                  November  $1,265,000     $3,731,000

                  December  $1,215,000     $3,721,000

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            For purposes of calculating compliance with the covenant set forth in this Section 6.19.4, the Borrower may include the excess, if any, of Net Operating Cash Flow for any month over the amount set forth above opposite such month in the "Monthly Net Operating Cash Flow" column in the calculation of Net Operating Cash Flow during the immediately succeeding three-month period."

            9. Exhibit "F" to the Credit Agreement is hereby restated in its entirety in the form of Schedule I attached hereto.

            10. The parties hereto acknowledge that the Compliance Certificate required to be furnished by the Borrower pursuant to Section 6.1(iv) of the Credit Agreement showing covenant compliance calculations as of December 31, 1998 is not required to contain compliance calculations relating to Section
6.19.1 or 6.19.2 of the Credit Agreement.

            11. The Borrower represents and warrants to the Lender and the Agent that:

                  (a) The execution, delivery and performance by the Borrower of this Amendment and the Fee Letter Amendment (as defined below) have been duly authorized by all necessary corporate action and this Amendment and the Fee Letter Amendment are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

                  (b) The representations and warranties of the Borrower contained in Article V of the Credit Agreement, as amended by this Amendment, are true and correct on and as the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true on and as of such earlier date.

                  (c) After giving effect to this Amendment, there exists no Default or Unmatured Default.

            12. This Amendment shall become effective as of the date hereof upon the execution and delivery hereof by the Borrower, the Lender and the Agent, and the Agent's receipt of the following:

                  (a) a counterpart of this Amendment executed by the Borrower or a facsimile transmission thereof;

                  (b) an executed copy of the Fee Letter Amendment in the form delivered by the Lender to the Borrower (the "Fee Letter Amendment") or a facsimile transmission thereof; and

                  (c) a copy, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution and delivery of this Amendment and the Fee Letter Amendment.

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            13. Prior to March 11, 1999, the Borrower shall deliver to the Agent a copy of the resolutions referred to in paragraph 12(c) hereof executed by all of the Directors of the Borrower, and failure to deliver such resolutions by such date shall constitute an Event of Default.

            14. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

            15. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            16. This Amendment may be executed via facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

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            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                              TRI-STATE OUTDOOR MEDIA GROUP, INC.

                              By:   /s/   William G. McLendon
                                    -------------------------------
                                    William G. McLendon
                                    Chief Financial Officer

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Agent

                              By:   /s/ Ronna Bury-Prince
                                 ---------------------------
                                    Ronna Bury-Prince
                                    Vice President